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                                                                    EXHIBIT 23.2
                                                                    ------------

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Extreme Networks, Inc. Amended 1996 Stock Option Plan of our report dated July 16, 2001, with respect to the consolidated financial statements and schedule of Extreme Networks, Inc. for the year ended June 30, 2001 included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Palo Alto, California
January 14, 2002